EXHIBIT G

Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

DATED: AUGUST 19, 2014	By:	/s/ Paul Halpern
	Name:	Paul Halpern, as an individual and as Attorney-in-Fact for:

VESTIS RETAIL GROUP, LLC (1)
VESTIS RETAIL FINANCING, LLC (1)
VESTIS RETAIL HOLDINGS, LLC (1)
COLLIS EMS INVESTMENTS II, LLC (1)
COLLIS EMS INVESTMENTS II-A, LLC (1)
VERSA CAPITAL FUND II, L.P. (1)
VERSA CAPITAL FUND II-A, L.P. (1)
VERSA FGP-II, LP (1)
VERSA UGP-II, LLC (1)
VERSA FUND MANAGEMENT, LLC (1)
VERSA CAPITAL GROUP, LLC (1)
GREGORY L. SEGALL (1)
RAYMOND C. FRENCH (1)
WILLIAM R. QUINN (1)
DAVID S. LORRY (1)
THOMAS A. KENNEDY (1)

(1)	A Power of Attorney authorizing Paul Halpern to act on behalf of this person is filed as Exhibit E to the Schedule 13D.